EXHIBIT INDEX


Exhibit
Number       Description
-------      -----------

21.85        Monthly Statement for August 1998

                        STATEMENT TO CERTIFICATEHOLDERS


    Security Pacific National Bank                 Current Collection Period:
                                                   01-Jul-98 to 31-Jul-98
    SPNB Home Equity Loan Asset Backed Securities  P & S Agreement Date:
    8.10%  Class A Certificates, Series 1991-2     Original Settlement Date:
    8.15%  Class B Certificates, Series 1991-2     Distribution Date:  17-Aug-98

    Distribution to Holders of Class A Certificates (per Certificate with a $1,000 denomination)

 1.00 i.    Amount Allocable to Class A Monthly Principal               0.000000
      ii.   Amount of Class A Principal Shortfall                       0.000000
      iii.  Carryover Class A Principal Shortfall After Such
               Distribution                                             0.000000

 2.00 i.    Amount Allocable to Class A Monthly Interest                0.000000
      ii.   Amount of Class A Interest Shortfall                        0.000000
      iii.  Amount of Class A Carryover Interest Shortfall              0.000000
      iv.   Remaining Class A Carryover Interest Shortfall After
               Such Distribution                                        0.000000

    Distribution to Holders of Class B Certificates (per Certificate with a $1,000 denomination)

 3.00 i.    Amount Allocable to Principal from Draw                    34.937249
            Amounts and Remaining Funds, or Amount
            Allocable to Class B Monthly Principal

 4.00 i.    Amount Allocable to Class B Monthly Interest                0.237282
      ii.   Amount of Class B Interest Shortfall                        0.000000
      iii.  Amount of Class B Carryover Interest Shortfall              0.000000
      iv.   Remaining Class B Carryover Interest Shortfall After
               Such Distribution                                        0.000000

 5.00 i.    Ending Class A Certificate Principal Balance                    0.00
      ii.   Ending Class A Principal Factor                            0.000000%

 6.00 i.    Ending Class B Certificate Principal Balance                    0.00
      ii.   Ending Class B Principal Factor                            0.000000%

 7.00 i.    Ending Pool Balance                                    65,332,090.01
      ii.   Ending Pool Factor                                         6.788779%

 8.00 i.    Amount of Voluntary Advances                                    0.00

 9.00 i.    Number of Mortgage Loans 30 to 59 Days Delinquent                 56
      ii.   Percentage of Mortgage Loans 30 to 59 Days Delinquent          2.49%
      iii.  Aggregate Principal Balances of Mortgage Loans 30 to
               59 Days Delinquent                                   2,209,345.14
      iv.   Percentage of Principal Balances 30 to 59 Days
               Delinquent                                                  3.38%

      v.    Number of Mortgage Loans 60 to 89 Days Delinquent                  7
      vi.   Percentage of Mortgage Loans 60 to 89 Days Delinquent          0.31%
      vii.  Aggregate Principal Balances of Mortgage Loans 60 to
               89 Days Delinquent                                     182,105.08
      viii. Percentage of Principal Balances 60 to 89 Days
               Delinquent                                                  0.28%

      ix.   Number of Mortgage Loans 90 or More Days Delinquent               15
      x.    Percentage of Mortgage Loans 90 or More Days Delinquent        0.67%
      xi.   Aggregate Principal Balances of Mortgage Loans 90 or
               More Days Delinquent                                   870,812.41
      xii.  Percentage of Principal Balances 90 or More Days
               Delinquent                                                  1.33%

10.00 i.    Aggregate Principal Balance of Mortgage Loans in
               Foreclosure                                                  0.00
      ii.   Number of Mortgage Loans in Foreclosure                         3.00
      iii.  Book Value of Real Estate Acquired Through Foreclosure
               or Grant of a Deed                                     150,000.00

11.00       Class B Reserve Fund Amount                             4,811,770.00
               (after giving effect to all distributions for such Distribution Date)